MORGAN & COMPANY LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

December 18, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.
20549 USA

Dear Sirs:

**RE: LODE-STAR MINING INC.**
**FILE REFERENCE NO. 000-53676**

We have read the statements that Lode-Star Mining Inc. will include under Item 4.01 of the Form 8-K it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Yours truly,

Morgan & Company LLP

Chartered Professional Accountants